EXHIBIT 10.43

FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into effective as of the 24th day of February 2023 (the “Amendment Effective Date”), by and between IIP-MN 1 LLC, a Delaware limited liability company (“Landlord”), and Vireo Health of Minnesota, LLC, a Minnesota limited liability company (f/k/a Minnesota Medical Solutions, LLC (“Tenant”)).

RECITALS

A.WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of November 8, 2017 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated as of December 7, 2018 (the “First Amendment”), as further amended by that certain Second Amendment to Lease Agreement dated September 25, 2019 (the “Second Amendment”), as further amended by that certain Third Amendment to Lease Agreement dated February 18, 2020 (the “Third Amendment”), and as further amended by that certain Fourth Amendment to Lease Agreement dated April 10, 2020 (the “Fourth Amendment” and together with the Original Lease, First Amendment, Second Amendment and Third Amendment, the “Existing Lease”), whereby Tenant leases the premises from Landlord located at 8740 77th Street Northeast, Otsego, Minnesota; and

B.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.Additional Lease Agreements; Cross Default. Section 20.4 of the Existing Lease is hereby amended to add the following new Section 20.4.12:

"20.4.12. If at any time Tenant or any affiliate of Tenant defaults under any other lease agreement entered into with Landlord or any affiliate of Landlord (each, an "Additional Lease Agreement" and collectively, the "Additional Lease Agreements"), and such default is not cured within any applicable notice and cure period."

3.Utility Usage Information and Reporting Requirements. For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord within thirty (30) days after Landlord’s request therefor any invoices or statements for such utilities and any other utility usage information reasonably requested by Landlord. Furthermore, Tenant shall comply with all Applicable Laws related to the disclosure and tracking of energy consumption at the Premises and shall reasonably cooperate with Landlord to allow Landlord to access and collect such utility usage information directly form the applicable providers. Tenant shall retain records of utility usage at the Premises for at least twenty-four (24) months, or such other reasonable period as may be requested by Landlord. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

4.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the

Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

5.No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

6.Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

7.Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

8.Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

9.Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

10.Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

IIP-MN 1 LLC,

a Delaware limited liability company

By:/Brian Wolfe/

Title:Vice President, General Counsel and Secretary

TENANT:

VIREO HEALTH OF MINNESOTA, LLC,

a Minnesota limited liability company

By:   /Kyle Kingsley/

Title:     Chief Executive Officer